UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
February 18, 2009
Date of Report (Date of earliest event reported)
ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-26366 (Commission File Number)	23-2812193 (IRS Employer Ident. No.)

732 Montgomery Avenue, Narberth, Pennsylvania (Address of principal executive offices)		19072 (Zip Code)

(610) 668-4700 Registrant’s telephone number, including area code N/A (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.
     The information set forth under Item 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 18, 2009, Royal Bancshares of Pennsylvania, Inc. (the “Company”) and James J. McSwiggan, Jr. entered into an Amendment Employment Agreement, dated as of February 18, 2009 (the “Amendment”), with respect to Mr. McSwiggan’s existing employment agreement, dated September 22, 2006 (the “Employment Agreement”). The Company and Mr. McSwiggan entered into the Amendment in connection with Mr. McSwiggan’s appointment as President of the Company, effective December 25, 2008.
     In addition to specifying certain of Mr. McSwiggan’s duties and responsibilities in connection with his appointment as President, the Amendment sets Mr. McSwiggan’s salary, effective January 2, 2009, at $325,000 per year. Under the Amendment, Mr. McSwiggan’s salary is subject to adjustment based on the Company’s return on assets (“ROA”) and return on equity (“ROE”) in accordance with the following formula:
•	if the Company’s ROA for a given year is at least .5% and the Company’s ROE for the year is at least 4%, salary for the subsequent year shall be increased to $335,000;
•	if the Company’s ROA for a given year is at least .7% and the Company’s ROE for the year is at least 6%, salary for the subsequent year shall be increased to $345,000;
•	if the Company’s ROA for a given year is at least .9% and the Company’s ROE for the year is at least 8%, salary for the subsequent year shall be increased to $355,000;
•	if the Company’s ROA for a given year is at least 1.2% and the Company’s ROE for the year is at least 11%, salary for the subsequent year shall be increased to $365,000; and
•	if the Company’s ROA for a given year is at least 1.5% and the Company’s ROE for the year is at least 15%, salary for the subsequent year shall be increased to $375,000.
Mr. McSwiggan will not be entitled to receive any salary increases in accordance with the foregoing schedule unless and until the cash dividend program with respect to the Company’s common stock is restored; provided that, if a cash dividend program could be restored as a result of the favorable economic condition of the Company and its wholly-owned subsidiary, Royal Bank America, and under applicable legal requirements, but the Board fails to declare a cash dividend, this restriction will not apply.
     Except as amended by the Amendment, the Employment Agreement continues in full force and effect, including, without limitation the provisions relating to covenant not to compete and non-solicitation of customers and employees.
     The foregoing descriptions of the Employment Agreement and the Amendment are qualified in their entirety by copies of such agreements, which are filed as exhibits hereto.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

10.1
Employment Agreement, dated September 22, 2006, among Royal Bancshares of Pennsylvania, Inc., Royal Bank America and James J. McSwiggan, Jr. (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.)

10.2	Amendment to Employment Agreement, dated February 18, 2009, between Royal Bancshares of Pennsylvania, Inc., Royal Bank America, and James J. McSwiggan, Jr. (filed herewith).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
Dated: February 24, 2009	By:	/s/ Robert R. Tabas
Robert R. Tabas
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.2	Amendment to Employment Agreement, dated February 18, 2009, between Royal Bancshares of Pennsylvania, Inc., Royal Bank America, and James J. McSwiggan, Jr.